Exhibit 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Straub Chief Financial Officer (773) 380-6636	Leslie Loyet (312) 640-6672

FOR IMMEDIATE RELEASE
WEDNESDAY, NOVEMBER 25, 2009

DEERFIELD CAPITAL CORP. ANNOUNCES
TRANSFER TO THE NASDAQ STOCK MARKET

CHICAGO, November 25, 2009 — Deerfield Capital Corp. (NYSE AMEX: DFR) (“DFR” or the “Company”) today announced that it expects to voluntarily transfer the listing of its common stock from the NYSE Amex LLC to the NASDAQ Stock Market LLC (the “NASDAQ”). The Company expects to commence trading on the NASDAQ on December 7, 2009 and will continue to trade under the ticker symbol DFR.

“We are excited about our transfer to the NASDAQ and believe that it will provide our investors with access to an exceptional trading platform,” said Jonathan Trutter, the Company’s Chief Executive Officer.

About the Company

DFR, through its subsidiary, Deerfield Capital Management LLC, manages client assets, including bank loans and other corporate debt, residential mortgage backed securities, government securities and asset-backed securities. In addition, DFR has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and residential mortgage backed securities.

For more information, please go to the Company website, at www.deerfieldcapital.com.

* * Notes to Follow * *

NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of the Company and its subsidiaries. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, including the risk that the assumptions on which the forward-looking statements are based prove to be inaccurate, actual results may differ materially from expectations or projections. For example, there can be no assurance that the Company will be able to maintain the listing of its common stock on the NASDAQ or any other national securities exchange. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.